   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 1996
                                               REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          SCHERING-PLOUGH CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   NEW JERSEY                                      22-1918501
        (STATE OR OTHER JURISDICTION OF                         (I.R.S EMPLOYER
         INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                               ONE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940
                                 (201) 822-7000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               WILLIAM J. SILBEY
                                   SECRETARY
                               ONE GIRALDA FARMS
                           MADISON, NEW JERSEY 07940
                                 (201) 822-7000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

                        CALCULATION OF REGISTRATION FEE
================================================================================

- ---------------------------------------------------------------------------------------------------
                                                   PROPOSED MAXIMUM PROPOSED MAXIMUM     AMOUNT OF
TITLE OF EACH CLASS OF              AMOUNT TO BE    OFFERING PRICE      AGGREGATE      REGISTRATION
SECURITIES TO BE REGISTERED          REGISTERED      PER SHARE(2)   OFFERING PRICE(2)      FEE(2)

- --------------------------------------------------------------------------------

Common Shares (par value $1.00
  per share)(1)...................  700,000 shares        $60          $42,000,000        $14,483

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

(1) Includes one attached Preferred Share Purchase Right per share.

(2) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and the low prices of the Common Stock as quoted on the New York Stock Exchange on September 25, 1996.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A)
MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 27, 1996

PROSPECTUS

                                 700,000 SHARES

                          SCHERING-PLOUGH CORPORATION

                                 COMMON SHARES

                            ------------------------

     This Prospectus relates to up to 700,000 Common Shares, $1.00 par value per share (the "Common Shares"), of Schering-Plough Corporation (the "Company"), which may be offered and sold to immediate family members of certain participants in the 1992 Schering-Plough Stock Incentive Plan (the "Plan"), pursuant to nonqualified stock options ("Stock Options" or "Transferable Options") granted to such participants under the Plan, some or all of which may be transferred by participants to immediate family members in accordance with the Plan and the grant documents specifying the terms and conditions of such Stock Options. This prospectus also relates to the offer and sale of Common Shares pursuant to such Stock Options to the beneficiaries of such immediate family members, or the executors, administrators or beneficiaries of their estates, or other persons duly authorized by law to administer the estate or assets of such persons.

     The Common Shares are traded on the New York Stock Exchange ("NYSE") under the symbol "SGP." On September 25, 1996 the closing sale price of the Common Shares on the NYSE was $60.00 per share.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     No person is authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase the securities offered by this Prospectus in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such an offer, or solicitation of an offer. Neither the delivery of this Prospectus nor any distribution of the securities offered pursuant to this Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of the Company since the date of this Prospectus or that the information herein is correct as of any time subsequent to its date.

           The date of this Prospectus is                     , 1996

                               TABLE OF CONTENTS

Available Information...............................................................       2
Information Incorporated by Reference...............................................       3
The Company.........................................................................       4
Use of Proceeds.....................................................................       4
Description of the Plan and the Stock Options.......................................       4
Federal Income Tax Consequences.....................................................       9
Legal Matters.......................................................................      10
Experts.............................................................................      10

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy and information statements and other information, with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act, relating to its business, financial statements and other matters. Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 75 Park Place, New York, N.Y. 10007 and 500 West Madison, Suite 1400, Chicago, Illinois 60621-2511, and copies of such material can also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the SEC with respect to the securities to which the Prospectus relates, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Common Shares, reference is made to the Registration Statement including the exhibits thereto, which may be inspected at the above referenced public reference facilities of the SEC. Statements contained herein concerning the provisions of any document are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit or schedule to the Registration Statement. Each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the SEC.

     The Common Shares are traded on the NYSE and reports and proxy statements and other information concerning the Company also can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                     INFORMATION INCORPORATED BY REFERENCE

     The following documents filed by Schering-Plough with the Commission pursuant to the Exchange Act (Commission File No. 1-6571) are hereby incorporated by reference in this Prospectus:

          1. The description of Schering-Plough Common Shares contained in Schering-Plough's Registration Statement on Form 8-A dated March 16, 1979, and any amendment or report filed for the purpose of updating such description;

          2. The description of Schering-Plough's Preferred Share Purchase Rights contained in Schering-Plough's Registration Statement on Form 8-A dated July 31, 1989, and any amendment or report filed for the purpose of updating such description;

          3. Schering-Plough's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 Schering-Plough Form 10-K");

          4. Schering-Plough's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996; and

          5. The information contained in Schering-Plough's Proxy Statement dated March 22, 1996 for its Annual Meeting of Shareholders held on April 23, 1996 that has been incorporated by reference in the 1995
     Schering-Plough Form 10-K.

     All reports and other documents filed with the Commission by Schering-Plough pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such reports and other documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WITH RESPECT TO SCHERING-PLOUGH THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS OR HEREIN) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO SCHERING-PLOUGH CORPORATION, ONE GIRALDA FARMS, MADISON, NEW JERSEY 07940-1000, ATTENTION: WILLIAM J. SILBEY, SECRETARY; (201) 822-7000.

                                  THE COMPANY

     The Company is a holding company which was incorporated in 1970. Through its subsidiaries, the Company is engaged in the discovery, development, manufacturing and marketing of pharmaceuticals and health care products worldwide. These products include prescription drugs, animal health, over-the-counter (OTC), foot care and sun care products. For further information about the business and operations of the Company, reference is made to the Company's reports incorporated herein by reference. See "Information Incorporated by Reference."

     The principal executive offices of the Company are located at One Giralda Farms, Madison, New Jersey 07940-1000, and its telephone number is (201) 822-7000.

                                USE OF PROCEEDS

     The Company intends to use the net proceeds from the sale of the Common Shares offered hereby for general corporate purposes.

                 DESCRIPTION OF THE PLAN AND THE STOCK OPTIONS

GENERAL INFORMATION

     A copy of the Plan is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following is a description of the Company's 1992 Stock Incentive Plan. The purpose of the Plan is to aid the Company and its subsidiaries and affiliates in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company, its subsidiaries and affiliates. The Company expects that it will benefit from the participants' added interest in the welfare of the Company as a result of their ownership or increased ownership of the Company's Common Shares.

     This description summarizes certain material provisions of the Plan, and as such, it does not purport to be complete and is qualified in its entirety by reference to the Plan. Terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

SECURITIES TO BE OFFERED

     The Plan was adopted by the Board of Directors on January 28, 1992 and was approved by the stockholders of the Company on April 28, 1992. The Plan provides for the grant of up to 18,000,000 Common Shares (after adjustment for a stock split on June 9, 1995) of the Company through (i) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) nonstatutory stock options ("NSSOs") not intended to qualify under Section 422 of the Code, and (iii) Deferred Stock Unit awards. Each option granted under the Plan may, at the discretion of the Committee, contain provision for limited rights, as described below.

     Common Shares under the Plan may be unissued shares, treasury shares or a combination of each. Any shares subject to an award under the Plan that are not issued because they are forfeited, and any shares optioned under the Plan that cease to be subject to the option, may again be awarded or optioned under the Plan. As of September 26, 1996, 6,841,761 shares were available for distribution under the Plan (net of shares reserved for issuance upon the exercise of outstanding options), and unexercised options to purchase 7,040,022 Common Shares were outstanding under the Plan.

ADMINISTRATION OF THE PLAN

     The Plan is administered by the Executive Compensation and Organization Committee of the Board of Directors (the "Committee"), consisting of at least two members of the Board of Directors of the Company. Members of the Committee are nonemployee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). The Committee will determine the provisions and timing of the options and awards granted under the Plan, and will interpret the Plan and the awards and options granted thereunder. The Committee will generally conduct and administer the Plan and make all determinations which may be necessary or advisable in connection therewith. The Committee will also adopt, amend and rescind rules and regulations regarding the Plan and its actions will be binding on Plan participants. Committee decisions and selections shall be made by a majority of its members present at a meeting at which a quorum is present, and shall be final. Any decision or selection reduced to writing and signed by all members of the Committee shall be fully effective, as if such decision or selection had been made at a meeting duly held.

ELIGIBILITY

     The Committee, in its sole discretion, will select the participants in the Plan and determine the number of shares granted to each participant as options or Deferred Stock Unit awards. Key employees who are from time to time responsible for the management, growth and protection of the business of the Company or its subsidiaries or affiliates, including officers who may also be directors of the Company or its subsidiaries or affiliates, are eligible to participate in the Plan. Members of the Committee and persons serving solely as directors who are not employees of the Company, it subsidiaries or affiliates, are not eligible to participate in the Plan.

DURATION OF THE PLAN

     Options and awards under the Plan may not be granted after December 31, 1997, but awards or options theretofore granted may extend beyond that date. The Plan may be discontinued by the Board of Directors, but no termination may impair the rights of any holder of options or awards granted prior thereto.

AMENDMENT OF THE PLAN

     The Board of Directors may alter, amend or discontinue the Plan at any time, including without limitation any amendment considered to be advisable by reason of changes to the United States Internal Revenue Code. However, without the approval of the shareholders, the Board of Directors may not (i) increase the total number of Common Shares reserved for the purpose of the Plan, (ii) decrease the price at which options may be granted to less than 100% of the fair market value on the day of the granting of the option except to reflect changes in capital and other circumstances specified in the Plan, or (iii) extend the duration of the Plan.

     Notwithstanding the foregoing, the Board of Directors may amend the Plan and the Committee may amend any option or award, either retroactively or prospectively and without the consent of any optionee or award holder, so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act. The Committee may also substitute new options for previously granted options, including previously granted options having higher option prices.

STOCK OPTIONS

     Option Price. Options granted under the Plan will be either ISOs or NSSOs. The option price per share will be determined by the Committee, but shall not be less than 100% of the fair market value of a Common Share on the date the option is granted. "Fair market value" shall be the closing price at which shares of such stock are traded on the NYSE on the date the option is granted. If there is no sale of the shares on the NYSE on the date the option is granted, the fair market value of the shares shall be the mean between the bid and asked prices on the NYSE at the close of the market on the granting date. In the event the method for determining the fair market value shall not be practicable, then the Committee may determine the fair market value per share by another reasonable method of valuation.

     Payment. The option price is payable (i) in cash, (ii) in Common Shares already owned by the optionee, or (iii) by a combination of cash and Common Shares.

     Exercise of Options. Generally, options may not be exercised later than ten years after the date of the grant. No option shall be exercisable during the year ending on the first anniversary date of the granting, or during the lesser period of not less than six months and one day from the date of the grant if the Committee so determines at the time of the grant or subsequent thereto. Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by full payment, if any, including any applicable taxes. No option shall be exercised for less than the lesser of 100 shares or the full number of shares for which the option is exercisable. No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares subject to the employee's option until the employee has given written notice of exercise of his option, paid in full for such shares and met any other terms set with respect to such exercise, as described herein.

     Each option granted under the Plan may, at the time of grant or subsequent thereto, provide the right either (i) to exercise such option in whole or in part without any payment of the option price, or (ii) to request the Committee to permit, in its sole discretion, such exercise without any payment of the option price. If an option is exercised without a payment of the option price, the optionee shall be entitled to receive that number of whole shares as is determined by dividing (a) an amount equal to the fair market value per share on the date of exercise into (b) an amount equal to the excess of the total fair market value of the shares on such date with respect to which the option is being exercised over the total cash purchase price of such shares as set forth in the option. Fractional shares will be rounded to the next lowest whole number. At the sole discretion of the Committee, or as specified in the option, the settlement of all or part of an optionee's rights under this provision may be made in cash in an amount equal to the fair market value of the shares otherwise payable hereunder. The number of shares with respect to which any option is exercised under this provision shall reduce the number of shares thereafter available for exercise under the option, and such shares thereafter may not again be optioned under the Plan. In no event may an option be exercised at a time when the option price per Common Share of the Company equals or exceeds the fair market value per share of such Common Share.

     Notwithstanding any intent to grant ISOs, an option will not be considered an ISO to the extent that it, together with any earlier ISOs granted to any optionee, permits the exercise for the first time by such optionee in any calendar year of more than $100,000 in value of stock of the Company (determined at the time of grant).

     Terms of exercise may differ among participants in the Plan. The Committee may require participants purchasing shares pursuant to options to represent and agree with the Company in writing that such person is acquiring the shares for investment and not with a view to the distribution thereof. Upon exercise, the optionee may elect, in lieu of cash payments, to have his tax withholding obligations met by the withholding of Common Shares in accordance with rules approved by the Committee.

     Transferability. Except as described below, no option granted pursuant to the Plan may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. The optionee may designate a beneficiary of the option in the event of his death by filing a written designation with the Company to the attention of Barbara Gray, Stock Plan Administrator (return receipt requested), Schering-Plough Corporation, One Giralda Farms, Madison, New Jersey 07940-1000.

     The Committee may grant stock options ("Stock Options" or "Transferable Options") pursuant to the Plan that are transferable, or amend outstanding Stock Options granted under the Plan to make them transferable, by the optionee to one or more members of the optionee's immediate family, to a partnership of which the only partners are members of the optionee's immediate family, or to a trust established by the optionee for the benefit of one or more members of the optionee's immediate family. For this purpose the term "immediate family" means the optionee's spouse, children and grandchildren. No consideration may be paid for the transfer of a Stock Option. Any Stock Option will be treated as an NSSO.

     This Prospectus relates to up to 700,000 Common Shares of the Company which may be offered and sold to immediate family members of participants in the Plan pursuant to Stock Options that may be transferred to such immediate family members as described in the immediately preceding paragraph. This Prospectus also relates to the offer and sale of Common Shares pursuant to such Stock Options to the beneficiaries of such immediate family members, or the executors, administrators or beneficiaries of their estates, or other persons duly authorized by law to administer the estate or assets of such persons. As used herein, "Stock Option Transferee" refers to an immediate family member of a Plan participant (or such person's beneficiary, estate or other legal representative), a partnership of which the only partners are members of the optionee's immediate family, or a trust for the benefit of one or more immediate family members, that has received Stock Options in a valid transfer, and "Participant Transferor" refers to the Plan participant who transferred Stock Options held by a particular Stock Option Transferee.

     Upon transfer to a Stock Option Transferee, a Stock Option continues to be governed by and subject to the terms and limitations of the Plan and the relevant grant, and the Stock Option Transferee is entitled to the same rights as the Participant Transferor thereunder, as if no transfer had taken place. Accordingly, the rights of the Stock Option Transferee are subject to the terms and limitations of the original grant to the Participant Transferor, including provisions relating to expiration date, exercisability, exercise price and forfeiture. For information regarding the terms of a particular Stock Option grant, Stock Option Transferees may contact Barbara Gray, Stock Plan Administrator, Schering-Plough Corporation, One Giralda Farms, Madison, New Jersey 07940-1000 (telephone no. 201-822-7000).

     Once a Stock Option has been transferred to a Stock Option Transferee, it may not be subsequently transferred by the Stock Option Transferee except by will or the laws of descent and distribution. A Stock Option Transferee may designate in writing to the Company before his or her death one or more beneficiaries to receive, in the event of his or her death, any rights to which the Stock Option Transferee would be entitled under the Plan. A Stock Option Transferee may also designate an alternate beneficiary to receive payments if the primary beneficiary predeceases the Stock Option Transferee. A beneficiary designation may be changed or revoked in writing by the Stock Option Transferee at any time. Changes in beneficiary designation should be sent (return receipt requested) to the attention of Barbara Gray, Stock Plan Administrator (return receipt requested), Schering-Plough Corporation, One Giralda Farms, Madison, New Jersey 07940-1000.

EXERCISE OF STOCK OPTIONS BY STOCK OPTION TRANSFEREES

     A Stock Option may be exercised by a Stock Option Transferee at any time from the time first set by the Committee in the original grant to the Participant Transferor until the close of business on the expiration date of the Stock Option (as may be affected by the Participant Transferor's employment status as described below).

     The purchase price of the shares as to which Stock Options are exercised shall be paid to the Company at the time of exercise (i) in cash, (ii) by delivering freely transferable Common Shares already owned by the Stock Option Transferee having a total fair market value on the day prior to the date of exercise at least equal to the purchase price, (iii) a combination of cash and Common Shares equal in value to the purchase price, or (iv) by such other means as the Committee may from time to time determine.

     Upon exercise of a Stock Option by a Stock Option Transferee, any federal, state or local withholding taxes arising from the exercise are the obligation of the Participant Transferor or the Participant Transferor's estate, as applicable.

     A Stock Option will be deemed exercised on the date the Company has received a copy of the Stock Option Exercise Form (by mail or facsimile transmission), completed in all respects and signed by the Stock Option Transferee (accompanied by a check and/or Common Shares, where applicable). The Stock Option shares will generally be transferred to the Stock Option Transferee as of the day following the date that (i) the above conditions have been met,
(ii) the funds and/or Common Shares paid by the Stock Option Transferee in satisfaction of the exercise price have been received by the Company free and clear of all restrictions, and (iii) the Company has received confirmation that the Participant Transferor's withholding obligations have been satisfied.

     Once the exercise is completed as described above, stock certificates for the appropriate number of shares will be delivered to the Stock Option Transferee or his or her estate or beneficiaries, or otherwise delivered in such manner as the person(s) entitled thereto may direct.

     Except as specifically provided in the Plan, no person shall have the right to assign, transfer, alienate, pledge, encumber or subject to lien the benefits to which he is entitled thereunder, and the benefits under the Plan shall not be subject to adverse legal process of any kind. No prohibited assignment, transfer, alienation, pledge or encumbrance of benefits or subjection of benefits to lien or adverse legal process of any kind will be recognized by the Committee and in such case the Committee may terminate the right of such person to such benefits and direct that they be held or applied for the benefit of such person, his spouse, children or other dependents in such manner and in such proportion as the Committee deems advisable. If, in the judgment of the Committee, the person to whom benefits are due under the Plan becomes physically or mentally incompetent, the Committee shall have the right to determine to whom such benefits shall be paid for the benefit of such person.

     Termination. Because Stock Options transferred to Stock Option Transferees continue to be governed by the terms of the Plan and the original grant, their exercisability continues to be affected by the Participant Transferor's employment status. In addition to terminating upon exercise and upon expiration of the stated term of the option, each option shall terminate at such time after termination of a participant's employment as set forth below. Options may provide for different termination dates or other related provisions for the option depending on the cause of termination of employment.

     Options may be exercised within three years (a) after the optionee retires from the Company or any of its subsidiaries, (b) after termination of the optionee's employment with the Company on account of permanent disability, (c) after death while still in the employ of the Company, or upon the expiration of the stated period of the option, whichever period is shorter; provided, however, that if the optionee dies prior to such expiration of the option and within a period of three years after termination of employment by reason of retirement or permanent disability, any unexercised option may thereafter be exercised by his designated beneficiary or, if none, by the legal representative of his estate or by the legatee of the option under this last will for (i) a period of two years from the date of his death or (ii) the stated period of the option, whichever period is the shorter, except that in no event shall such period expire less than one year from the date of his death in the case of a nonqualified option. If an optionee's employment terminates for any reason other than death, retirement, permanent disability, or for cause as set forth below, his option, to the extent exercisable as of his termination date, shall be exercisable for three months after the termination of his employment, or, if earlier, upon the expiration on the stated period of the option.

     If an employee is terminated for cause, all options held by the employee under the Plan shall be immediately forfeited and the employee will be liable to the Company for all profit realized by him from options exercised during the three months immediately preceding such termination.

LIMITED RIGHTS

     A limited right shall be exercisable upon the occurrence of a Change of Control, as defined within the Plan, and shall expire thirty (30) days after the occurrence of such event. Limited rights shall permit optionees to receive in cash either (i) the highest market price per share for each share covered by an option, without regard to the date on which the option otherwise would be exercisable, which the Company's Common Shares traded on the NYSE for the sixty
(60) days immediately preceding the Change of Control or (ii) if provided by the Committee in its discretion at the time of the grant, the highest market price per share for each share covered by the option which the Company's Common Shares traded on the NYSE on the date of exercise, less the option price per share specified in the option. In the event the Change of Control is the consummation of a tender or exchange offer, the value per share set by the tenderer or offerer shall be substituted for the highest market price per share provided in clause (i) of this paragraph. Limited rights shall not extend the exercise period of any option and, to the extent exercised, shall reduce the Company Common Shares available under the Plan and the shares of such stock covered by the options to which the limited rights relate.

CHANGES IN CAPITAL

     If the outstanding Common Shares of the Company subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, or if the Company shall pay an extraordinary dividend on its Common Shares, the number and kind of shares subject to the Plan and/or the number of Units or option values or prices shall be appropriately and equitably adjusted so as to maintain the value or option price thereof, as the case may be. In the event of a dissolution or liquidation of the Company or a merger, consolidation, or sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation, or any merger in which the Company is the surviving corporation but the holders of its Common Stock receive securities of another corporation, any outstanding awards or options shall terminate, provided that each employee holding an award or option shall have the right immediately prior to such dissolution, liquidation, merger, consolidation, sale of assets or reorganization in which the Company is not the surviving corporation, or any merger in which Company is the surviving corporation, but the holders of its Common Shares receive securities of another corporation, to receive distribution of any award or to exercise any unexpired option in whole or in part without regard to the distribution date otherwise provided for in such award or the date on which the option otherwise would be first exercisable.

     Notwithstanding the foregoing, this provision shall not prevent the substitution of a new award or option by the surviving corporation.

                        FEDERAL INCOME TAX CONSEQUENCES

     Prior to making a transfer of a Transferable Option, a participant should consult with his or her personal tax advisors concerning the possible Federal and state gift, estate, inheritance, and generation skipping tax consequences of such a transfer, as well as state and local income tax consequences which are not addressed herein. The discussion of federal income tax consequences for the Participant Transferor and the Stock Option Transferee set forth below assumes that the Transferable Option does not have a readily ascertainable fair market value at the date of grant and that the transfer of a Transferable Option during a participant's lifetime is made by way of gift and no consideration is received therefor.

     Federal Income Tax Consequences for Participant Transferors. A Participant Transferor who transfers a Transferable Option by way of gift to an immediate family member will not recognize income at the time of the transfer. Instead, at the time the Stock Option Transferee exercises the Transferable Option, the Participant Transferor will generally recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. (Special rules may apply to participants subject to potential liability under Section 16(b) of the Exchange Act, which may defer the recognition of compensation income.) Moreover, such income will be subject to payment and withholding of income and FICA taxes. Normally, Participant Transferors may satisfy the withholding obligation by writing a check to the Company or by another method permitted by the Company. Subject to certain limitations, the Company will generally be entitled to claim a Federal income tax deduction at such time and in the same amount that the Participant Transferor recognizes as ordinary income. In the event the Stock Option Transferee exercises the Transferable Option after the death of the Participant Transferor, any such ordinary income will be recognized by the Participant Transferor's estate.

     Federal Income Tax Consequences for Stock Option Transferee. A Stock Option Transferee will not recognize income at the time of the transfer of the Transferable Option. As described in the preceding paragraph, the Participant Transferor (or the estate of the Participant Transferor, as the case may be) and not the Stock Option Transferee will generally recognize ordinary compensation income at the time the Stock Option Transferee exercises the Transferable Option. A Stock Option Transferee who chooses to exercise a Transferable Option in whole or in part by delivery of other Common Shares already owned by the Stock Option Transferee should consult with his or her own tax advisor concerning the tax consequences of such a transaction.

     Federal Income Tax Consequences on Subsequent Sale of Stock. If shares acquired upon exercise of a Transferable Option are later sold or exchanged, then the difference between the sales price and the Stock Option Transferee's tax basis for the shares will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the Stock Option Transferee) depending upon whether the stock has been held for more than one year after the exercise date. The tax basis for the shares in the hands of the Stock Option Transferee would be the exercise price for the Transferable Option plus the amount of the income recognized by the Participant Transferor (or the estate of the Participant Transferor, as the case may be) at the time of exercise.

                                 LEGAL MATTERS

     The validity of the Common Shares offered in this Prospectus will be passed upon for the Company by William J. Silbey, Secretary of the Company, One Giralda Farms, Madison, New Jersey 07940-1000. Skadden, Arps, Slate, Meagher & Flom has advised the Company concerning certain Federal income tax consequences related to Stock Options under the Plan and the transfer and exercise thereof.

                                    EXPERTS

     The financial statements and related financial statement schedule incorporated in this prospectus by reference from Schering-Plough's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the offering are as follows:

            Registration Fee.........................................    $14,483
            Legal Fees and Expenses..................................    $10,000
            Blue Sky Qualification Fees and Expenses.................    $10,000
            Printing Fees............................................    $ 5,000
            Miscellaneous............................................    $ 1,000
                                                                         -------
                      Total..........................................    $40,483
                                                                         =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

     The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     The Registrant's Certificate of Incorporation provides that, directors and officers of the Registrant shall not be personally liable to the Registrant or its shareholders for damages for breach of any duty owed to the Registrant or its shareholders, except for liability for any breach of duty based upon an act or omission (i) in breach of such persons' duty of loyalty to the Registrant or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such persons of an improper personal benefit.

     The Certificate of Incorporation of the Registrant also provides that each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding (a "proceeding"), by reason of his or her being or having been a director, officer, employee, or agent of the Registrant or of any constituent corporation absorbed by the Registrant in a consolidation or merger, or by reason of his or her being or having been a director, officer, trustee, employee or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust employee benefit plan or other enterprise (whether or not for profit), serving as such at the request of the Registrant or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent permitted by the New Jersey Business Corporation Act, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorneys' fees, and any and all amounts paid or incurred in satisfaction of settlements, judgements, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and assigns; provided, however, that, the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the Registrant. The right to indemnification created by the Certificate of Incorporation shall be a contract right and shall include the right to be paid by the Registrant the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the New Jersey Business Corporation Act so requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon receipt by the Registrant of an undertaking, by or on behalf of such director, officer, employee, or agent to repay all amounts so advanced unless it shall ultimately be determined that such person is entitled to be indemnified under the Certificate of Incorporation or otherwise. The right to indemnification and advancement of expenses provided by or granted pursuant to the Certificate of Incorporation shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise, provided that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the New Jersey Business Corporation Act.

     The Registrant may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expenses incurred in any proceeding any and liabilities asserted against him or her by reason of such person's being or having been such a director, officer, employee or agent, whether or not the Registrant would have the power to indemnify such person against such expenses and liabilities under the provisions of the Certificate of Incorporation or otherwise. The Registrant maintains such insurance on behalf of its directors and officers.

     The foregoing statements are subject to the detailed provisions of the New Jersey Business Corporation Act and the Registrant's Certificate of Incorporation.

ITEM 16.  EXHIBITS

     The following exhibits are either filed herewith or incorporated by reference to documents previously filed as indicated below:

EXHIBITS                                       DESCRIPTION
- --------  -------------------------------------------------------------------------------------
   4.1    Schering-Plough Corporation's Certificate of Incorporation, as amended and currently in effect, filed as Exhibit 3(i) to Schering-Plough Corporation's Quarterly Report on
          Form 10-Q for the quarter ended June 30, 1995 (File No. 1-6571), is incorporated herein by reference.
   4.2    Schering-Plough Corporation's By-Laws, as amended effective January 1, 1996, filed as
          Exhibit 4.2 to Schering-Plough Corporation's Registration Statement on Form S-3, File
          No. 333-853, is incorporated herein by reference.
   4.3    Rights Agreement, dated as of July 25, 1989, between Schering-Plough Corporation and
          The Bank of New York, filed as Exhibit 4 to Schering-Plough Corporation's Quarterly
          Report on Form 10-Q for the quarter ended June 30, 1989 (File No. 1-6571), is incorporated herein by reference.
   5.1    Opinion of William J. Silbey, Esq., Secretary.
   5.2    Opinion of Skadden, Arps, Slate, Meagher & Flom as to tax matters.
  23.1    Consent of William J. Silbey, Esq. Secretary (included with Exhibit 5.1 hereof).
  23.2    Consent of Skadden, Arps, Slate, Meagher & Flom (included with Exhibit 5.2 hereof).
  23.3    Consent of Deloitte & Touche LLP.

EXHIBITS                                       DESCRIPTION
- --------  -------------------------------------------------------------------------------------
  24.1    Power of Attorney (included with the signature pages to this Registration Statement).
  99      1992 Schering-Plough Corporation Stock Incentive Plan, filed as Exhibit 10(d) to
          Schering-Plough Corporation's Annual Report for 1992 on Form 10-K (File No. 1-6571);
          amendment filed as Exhibit 10(d) to Schering-Plough Corporation's Annual Report for
          1995 on Form 10-K (File No. 1-6571).

ITEM 17.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Madison, State of New Jersey, on September 27, 1996.

                                          SCHERING-PLOUGH CORPORATION
                                          (Registrant)

                                          By /s/     RICHARD J. KOGAN

                                            ------------------------------------
                                            Name: Richard J. Kogan
                                            Title: President and Chief Executive
                                             Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack L. Wyszomierski, and Thomas H. Kelly, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 27, 1996.

             SIGNATURES                                         TITLE
- -------------------------------------    ----------------------------------------------------
     /s/       ROBERT P. LUCIANO         Chairman of the Board, Chairman of the Executive
- -------------------------------------    Committee, and Director
          Robert P. Luciano

        /s/ RICHARD J. KOGAN             President and Chief Executive Officer, and Director
- -------------------------------------    (Principal Executive Officer)
          Richard J. Kogan

     /s/      HUGH A. D'ANDRADE          Vice Chairman of the Board and Chief Administrative
- -------------------------------------    Officer, and Director
          Hugh A. D'Andrade

    /s/     JACK L. WYSZOMIERSKI         Executive Vice President and Chief Financial Officer
- -------------------------------------    (Principal Financial Officer)
        Jack L. Wyszomierski

     /s/        THOMAS H. KELLY          Vice President and Controller (Principal Accounting
- -------------------------------------    Officer)
           Thomas H. Kelly

     /s/       HANS W. BECHERER          Director
- -------------------------------------
          Hans W. Becherer

             SIGNATURES                                         TITLE
- -------------------------------------    ----------------------------------------------------
     /s/       DAVID C. GARFIELD         Director
- -------------------------------------
          David C. Garfield

    /s/     REGINA E. HERZLINGER         Director
- -------------------------------------
        Regina E. Harzlinger

     /s/      H. BARCLAY MORLEY          Director
- -------------------------------------
          H. Barclay Morley

      /s/     CARL E. MUNDY, JR.         Director
- -------------------------------------
         Carl E. Mundy, Jr.

    /s/     RICHARD DE J. OSBORNE        Director
- -------------------------------------
        Richard de J. Osborne

       /s/        PATRICIA F. RUSSO      Director
- -------------------------------------
          Patricia F. Russo

    /s/      WILLIAM A. SCHREYER         Director
- -------------------------------------
         William A. Schreyer
/s/
- -------------------------------------
        Robert F. W. vanOordt

         /s/      R. J. VENTRES          Director
- -------------------------------------
            R. J. Ventres

         /s/      JAMES WOOD             Director
- -------------------------------------
             James Wood

                               INDEX TO EXHIBITS

                                                                                    SEQUENTIALLY
EXHIBITS                                 DESCRIPTION                                NUMBERED PAGE
- --------  ------------------------------------------------------------------------- -------------
   4.1    Schering-Plough Corporation's Certificate of Incorporation, as amended and currently in effect, filed as Exhibit 3(i) to Schering-Plough
          Corporation's Quarterly Report on Form 10-Q for the quarter ended June
          30, 1995 (File No. 1-6571), is incorporated herein by reference.
   4.2    Schering-Plough Corporation's By-Laws, as amended effective January 1,
          1996, filed as Exhibit 4.2 to Schering-Plough Corporation's Registration
          Statement on Form S-3, File No. 333-853, is incorporated herein by reference.
   4.3    Rights Agreement, dated as of July 25, 1989, between Schering-Plough
          Corporation and The Bank of New York, filed as Exhibit 4 to
          Schering-Plough Corporation's Quarterly Report on Form 10-Q for the
          quarter ended June 30, 1989 (File No. 1-6571), is incorporated herein by reference.
   5.1    Opinion of William J. Silbey, Esq., Secretary.
   5.2    Opinion of Skadden, Arps, Slate, Meagher & Flom as to tax matters.
  23.1    Consent of William J. Silbey, Esq., Secretary (included with Exhibit 5.1 hereof).
  23.2    Consent of Skadden, Arps, Slate, Meagher & Flom (included with Exhibit
          5.2 hereof).
  23.3    Consent of Deloitte & Touche LLP.
  24.1    Power of Attorney (included with the signature pages to this Registration
          Statement).
  99      1992 Schering-Plough Corporation Stock Incentive Plan, filed as Exhibit
          10(d) to Schering-Plough Corporation's Annual Report for 1992 on Form
          10-K (File No. 1-6571); amendment filed as Exhibit 10(d) to
          Schering-Plough Corporation's Annual report for 1995 on Form 10-K (File
          No. 1-6571).